   As filed with the Securities and Exchange Commission on November 4, 1996

                                                       Registration No. 33-79684
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                _______________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                _______________

                           HAWKINS ENERGY CORPORATION
               (Exact name of issuer as specified in its charter)

          OKLAHOMA                                  73-1345732
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
incorporation or organization)

                         20 EAST 5TH STREET, SUITE 1500
                             TULSA, OKLAHOMA 74103
                                 (918) 587-5815
                (Address, including zip code, telephone number,
       including area code, of registrant's principal executive offices)

                                THOMAS F. OSTRYE
                                   PRESIDENT
                             TULSA, OKLAHOMA 74103
                                 (918) 587-5815
 (Name, address, including zip code, telephone number, including area code, of agent for service)

                                    COPY TO:

                          LYNNWOOD R. MOORE, JR., ESQ.
                               Conner & Winters,
                           A Professional Corporation
                           2400 First National Tower
                               15 East 5th Street
                           Tulsa, Oklahoma 74103-4391
                                ________________

                    DEREGISTRATION OF SHARES OF COMMON STOCK

          Hawkins Energy Corporation (the "Company") hereby deregisters 8,029,325 of its shares of common stock, par value $.01 per share (the "Common Stock"), registered under the Registration Statement on Form S-3 (the "Registration Statement"). The Registration Statement covered the offer and sale from time to time of shares of Common Stock on behalf certain stockholders of the Company (the "Selling Stockholders"). The 8,029,325 shares of Common Stock remain unsold by the Selling Stockholders upon termination of the Registration Statement.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma on the 4th day of November, 1996.

                                    Hawkins Energy Corporation



                                    By:/s/ Thomas F. Ostrye
                                       --------------------
                                       Thomas F. Ostrye
                                       President

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE                      TITLE                            DATE
---------                      -----                            ----

/s/ Thomas F. Ostrye           Chairman of the Board,           November 4, 1996
-----------------------------  President and Director
Thomas F. Ostrye               (Principal Executive Officer,
                               Principal Financial Officer and
                               Principal Accounting Officer)


Clifford S. Lewis*             Director                         November 4, 1996
-----------------------------
Clifford S. Lewis


Charles M. Butler, III*        Director                         November 4, 1996
-----------------------------
Charles M. Butler, III


John B. Hawkins*               Director                         November 4, 1996
-----------------------------
John B. Hawkins


Donald C. Nejedly*             Director                         November 4, 1996
-----------------------------
Donald C. Nejedly



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

SIGNATURE                      TITLE                            DATE
---------                      -----                            ----

David J. Parsons*              Director                         November 4, 1996
-----------------------------
David J. Parsons


Don E. Smith*                  Director                         November 4, 1996
-----------------------------
Don E. Smith

*By:/s/ Thomas F. Ostrye                                        November 4, 1996
    -------------------------
        Thomas F. Ostrye
        Attorney-in-Fact




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